CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-269152 and 333-277702 on Form S-3 and Registration Statement Nos. 333-261604, 333-275472 and 333-283004 on Form S-8 of our reports dated February 26, 2025, relating to the financial statements of Crescent Energy Company and the effectiveness of Crescent Energy Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 26, 2025